Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD-QUARTER 2017 FINANCIAL RESULTS

GAAP Diluted EPS Increases to $0.29 and Adjusted Diluted EPS to $0.42

Net Income Grows to $3.4 Million and Adjusted EBITDA Grows to $9.6 Million

Same-Store Sales Expand 4.9%

Frisco, Texas (November 6, 2017) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the third quarter and nine months ended September 30, 2017.

Net service revenues were $108.6 million for the third quarter, an increase of 4.9% from $103.5 million for the third quarter of 2016. Net income more than doubled to $3.4 million for the third quarter of 2017 from $1.7 million for the third quarter last year, and net income per diluted share rose 93.3% to $0.29 from $0.15. Adjusted earnings per diluted share increased 7.7% to $0.42 for the third quarter of 2017 from $0.39 for the third quarter of 2016. Adjusted earnings per diluted share for the third quarter of 2017 excluded M&A expenses of $0.04, restructure charges of $0.04, severance and other costs of $0.01 and stock-based compensation expense of $0.04. For the third quarter of 2016, adjusted earnings per diluted share excluded restructure charges of $0.23, severance and other costs of $0.02, stock-based compensation expense of $0.03 and the positive impact from normalization of effective tax rate of $0.04. Adjusted EBITDA increased 11.1% for the third quarter of 2017 to $9.6 million from $8.7 million for the third quarter of 2016. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first nine months of 2017, net service revenues increased 5.6% to $313.8 million from $297.0 million for the first nine months of 2016. Net income for the first nine months of 2017 increased 132.6% to $10.4 million from $4.5 million for the same period in 2016, and net income per diluted share rose 122.5% to $0.89 from $0.40. Adjusted net income per diluted share increased 14.1% to $1.13 for the first nine months of 2017 from $0.99 for the first nine months of 2016.

“We are proud of our solid financial results for the third quarter of 2017,” commented Dirk Allison, President and Chief Executive Officer of Addus. “The improvement in our revenue growth rate compared with the second quarter reflected strong same-store revenue growth of 4.9% and the initial contribution from the acquisition of Options Home Care on August 1st. As a result of our team’s execution and ongoing efforts, we generated increased operating leverage for the quarter, with a higher gross margin and a lower general and administrative expense as a percentage of revenue.”

Revenue growth for the third quarter of 2017 was comprised of a 2.8% increase in billable hours per business day compared with the third quarter last year and a 3.6% increase in revenue per billable hour.

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ADUS Reports Third-Quarter 2017 Results

November 6, 2017

Addus had $45.7 million in cash at the end of the third quarter of 2017 and $45.0 million of bank debt, with $97.9 million of availability under its revolving credit facility. Net cash provided by operating activities was $54.0 million for the third quarter, compared with $49.3 million for the third quarter of 2016.

Mr. Allison concluded, “During the quarter, we demonstrated our ability to integrate our new management team’s first acquisition. As we approach 2018, we remain highly focused on executing our organic growth strategy, and we continue the disciplined evaluation of additional acquisition opportunities in an active pipeline of potential transactions. In a highly fragmented industry that is experiencing both rising demand and consolidation pressure, we are confident that we have the talent, infrastructure and financial resources to increase market share and shareholder value through the successful, long-term implementation of our growth strategies.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for write off of debt issuance costs, gain on sale, normalization of effective tax rate, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, write off of debt issuance costs, gain on sale, other non-operating income, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 7, 2017, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 90328878. A telephonic replay of the conference call will be available through midnight on November 21, 2017, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 90328878.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports Third-Quarter 2017 Results

November 6, 2017

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive personal care services that are provided in the home and assist with activities of daily living. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At September 30, 2017, Addus provided personal care services to approximately 35,000 consumers through 114 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports Third-Quarter 2017 Results

November 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Income (amounts and shares in thousands, except per share data) (Unaudited)
Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net service revenues	$108,592	$103,502	$313,758	$297,032
Cost of service revenues	79,539	76,079	228,877	219,594

Gross profit	29,053	27,423	84,881	77,438
	26.8%	26.5%	27.1%	26.1%
General and administrative expenses	19,359	21,299	57,239	59,864
Gain on sale of adult day service centers	—	—	(2,065)	—
Depreciation and amortization	1,781	1,721	4,811	4,943
Provision for doubtful accounts	2,106	1,908	6,208	5,089

Total operating expenses	23,246	24,928	66,193	69,896

Operating income from continuing operations	5,807	2,495	18,688	7,542
Total interest expense, net	840	632	3,579	1,714
Other non-operating income	(64)	(126)	(165)	(126)

Income before income taxes	5,031	1,989	15,274	5,954
Income tax expense	1,623	290	4,908	1,498

Net income	$3,408	$1,699	$10,366	$4,456

Net income per diluted share:	$0.29	$0.15	$0.89	$0.40

Weighted average number of common shares outstanding—diluted	11,631	11,417	11,616	11,227

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$53,953	$49,256	$42,578	$30,991
Net cash used in investing activities	(23,737)	(457)	(23,108)	(21,617)
Net cash (used in) provided by financing activities	(401)	(17,593)	18,205	25,968

Net change in cash	29,815	31,206	37,675	35,342
Cash at the beginning of the period	15,873	8,240	8,013	4,104

Cash at the end of the period	$45,688	$39,446	$45,688	$39,446

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ADUS Reports Third-Quarter 2017 Results

November 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Amounts in thousands) (Unaudited)
	September 30,
	2017	2016
Assets
Current assets
Cash	$45,688	$39,446
Accounts receivable, net	96,335	80,454
Prepaid expenses and other current assets	6,267	4,485

Total current assets	148,290	124,385

Property and equipment, net	7,494	5,993

Other assets
Goodwill	91,821	73,851
Intangible assets, net	16,243	16,671
Deferred tax assets	3,153	1,825
Investment in joint venture	900	900

Total other assets	112,117	93,247

Total assets	$267,901	$223,625

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,910	$4,268
Accrued expenses	46,942	43,929
Current portion of long-term debt, net of debt issuance costs	3,407	2,244

Total current liabilities	55,259	50,441
Long-term debt, less current portion, net of debt issuance costs	40,372	22,723

Total liabilities	95,631	73,164

Total stockholders’ equity	172,270	150,461

Total liabilities and stockholders’ equity	$267,901	$223,625

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ADUS Reports Third-Quarter 2017 Results

November 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Key Statistical and Financial Data (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
General:
Adjusted EBITDA (in thousands) (1)	$9,612	$8,652	$26,137	$22,808
States served at period end	—	—	24	24
Locations at period end	—	—	114	118
Employees at period end	—	—	26,407	22,140

Home & Community
Average billable census—same store (2)	33,592	34,292	33,833	32,786
Average billable census—acquisitions	1,343	—	1,343	—
Average billable census total (2)	34,935	34,292	35,176	32,786
Billable hours (in thousands)	6,049	5,972	17,685	17,154
Average billable hours per census per month	57.7	58.1	55.9	56.2
Billable hours per business day	93,054	90,490	90,692	87,522
Revenues per billable hour	$17.95	$17.33	$17.74	$17.32

Percentage of Revenues by Payor:
State, local and other governmental programs	63.6%	70.8%	64.8%	72.0%
Managed care organizations	34.0	25.8	32.5	24.4
Private duty	1.8	2.3	2.0	2.5
Commercial	0.6%	1.1%	0.7%	1.1%

(1)	We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, write off of debt issuance costs, gain on sale, other non-operating income, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended September 30, 2016 by 470 and the nine months ended September 30, 2016 by 432.

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ADUS Reports Third-Quarter 2017 Results

November 6, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (amounts in thousands, except per share data) (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$3,408	$1,699	$10,366	$4,456
Interest expense, net	840	632	2,255	1,714
Write off debt issuance costs	—	—	1,323	—
Gain on sale of adult day service centers	—	—	(2,065)	—
Other non-operating income	(64)	(126)	(165)	(126)
Income tax expense	1,623	290	4,908	1,498
Depreciation and amortization	1,781	1,721	4,811	4,943
M&A expenses	692	43	1,343	785
Stock-based compensation expense	727	445	1,818	1,264
Restructure charges	507	3,690	551	5,243
Severance and other costs	98	258	992	3,031

Adjusted EBITDA	$9,612	$8,652	$26,137	$22,808

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (2)
Net income per diluted share	$0.29	$0.15	$0.89	$0.40
Write off debt issuance costs per diluted share	—	—	0.09	—
Gain on sale of adult day service centers per diluted share	—	—	(0.12)	—
Normalization of effective tax rate	—	(0.04)	—	(0.04)
M&A expenses per diluted share	0.04	—	0.08	0.05
Restructure charges per diluted share	0.04	0.23	0.03	0.32
Severance and other costs per diluted share	0.01	0.02	0.06	0.18
Stock-based compensation expense per diluted share	0.04	0.03	0.10	0.08

Adjusted net income diluted share	$0.42	$0.39	$1.13	$0.99

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$108,592	$103,502	$313,758	$297,032
Revenues associated with the closure of certain sites	(87)	(1,634)	(1,340)	(4,493)

Adjusted net service revenues	$108,505	$101,868	$312,418	$292,539

(1)	We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, write off of debt issuance costs, gain on sale, other non-operating income, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted net income per diluted share as net income per diluted share, adjusted for write off of debt issuance costs, gain on sale, normalization of effective tax rate, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted net income per diluted share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as net service revenues adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net service revenues or any other measure of financial performance calculated in accordance with GAAP.

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